Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended December			Year-to-Date December
	2011	2010	Change	2011	2010	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$0.30	$0.18	$0.12	$2.57	$2.37	$0.20

Significant Factors:
Traditional Operating Companies			0.12			0.23
Southern Power			-			0.04
Parent Company and Other			0.01			0.01
Additional Shares			(0.01)			(0.08)
Total–As Reported			$0.12			$0.20

Notes
- For the three months and twelve months ended December 31, 2011 and 2010, dilution does not change basic earnings per share by more than 2 cents and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.